SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement                [   ]  Confidential, For Use of the Commission
                                                                                 Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

CYTATION CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)  Title of each class of securities to which transaction applies:

          2)  Aggregate number of securities to which transaction applies:

          3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of the transaction:

          5)  Total fee paid:

[   ]    Fee paid previously with preliminary materials

[   ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

CYTATION CORPORATION

November 23, 2005

Dear Cytation Stockholder:

We have determined that it is in the best interests of Cytation Corporation. ("Cytation" or the "Company") to engage in a reverse merger transaction such that, after the transaction, our operating business, management and ownership will change. We previously filed a Form 8-K with the Securities and Exchange Commission announcing the letter of intent to enter into a reverse merger transaction.

In order to engage in this transaction, we need to terminate our status as a Business Development Company" ("BDC") under the Investment Company Act of 1940. Accordingly, by vote of more than two-thirds of the issued and outstanding shares of our common stock, the stockholders of the Company voted to terminate its status as BDC effective 20 days after the mailing of this notice to our stockholders and upon filing of the appropriate notice with the Securities and Exchange Commission.

In addition, in connection with the proposed reverse merger transaction, our Board of Directors approved a 2-for-1 stock dividend for stockholders of record on November 14, 2005. The additional shares of our common stock to which you are entitled either are enclosed or will be credited to your account by your broker.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company's stockholders pursuant to Section 228(e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the termination of BDC status, and no meeting of the Company's stockholders will be held or proxies or consents solicited from the Company's stockholders in connection with this matter because it has already been approved by the requisite written consent of the holders of its issued and outstanding common stock.

Under the rules of the Securities and Exchange Commission, the election to terminate status as a BDC cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company. We expect the termination of such status, and the appropriate filing to be made with the Securities and Exchange Commission, on or about December 13, 2005.

Sincerely,

/s/ Richard A Fisher
Richard A. Fisher, Chairman

CYTATION CORPORATION
251 Thames Street, No. 8
Bristol, Rhode Island 02809

__________________________

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of record on November 14, 2005 of Cytation Corporation, a Delaware corporation ("Cytation" or the "Company"), at the direction of the Company's Board of Directors. More specifically, the Information Statement is furnished in connection with action taken by written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company on November 7, 2005 without a meeting pursuant to Section 228(a) of the Delaware General Corporation Law. The written consent authorized and approved the termination of the Company's status as a "Business Development Company" under the Investment Company Act of 1940 ("BDC"). No other approval of the termination of BDC status by the stockholders of the Company is necessary or will be sought.

This Information Statement is being mailed on or about November 23, 2005 to holders of record of the Company's common stock as of November 14, 2005. This Information Statement constitutes notice of corporate action without a meeting by less than unanimous written consent of the Company's stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY OR A CONSENT

The date of this Information Statement is November 20, 2005.

WITHDRAWAL OF ELECTION TO BE A BUSINESS DEVELOPMENT COMPANY

On November 8, 2005, the Board of Directors of the Company voted to file with the Securities and Exchange Commission a Form N-54-C "Notification of Withdrawal of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940". This notice, when filed, will immediately terminate the Company's status as a "Business Development Company" ("BDC") under the Investment Company Act of 1940. By written consent dated November 7, 2005, stockholders owning more than two-thirds of the issued and outstanding shares of common stock of the Company authorized and approved the filing of the Form N-54C and the resulting termination of BDC status. The stockholders and directors voted to terminate BDC status in order to effectuate the reverse merger transaction.

EFFECTIVENESS OF WITHDRAWAL OF ELECTION TO BE SUBJECT TO
SECTIONS 55 THROUGH 65 OF THE INVESTMENT COMPANY ACT OF 1940

The withdrawal of the Company's election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 (i.e., to be a Business Development Company) cannot become effective until at least 20 days after this Information Statement has been distributed to the stockholders of the Company. We expect the termination of BDC Status to become effective on or about December 13, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The table below lists the beneficial ownership of our common stock, as of November 20, 2005, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers and by all of our directors and officers as a group.

Name and Address[1]	Number of Shares Beneficially Owned[2]	Percent of Class[3]
Kevin J. High Revocable Living Trust	125,385	25.0%
Karen Fisher	125,209	25.0%
Richard Fisher	31,666	6.3%
Kevin J. High	4,380	<1%
John J. Gilece	19,233	3.8%
Christopher Portner	19,166	3.8%
Richard Parke	15,000	3.0%
All Officers and Directors as a group (5) persons)	214,830	43.0%

1 The business address of those persons with no address specified is c/o Cytation Corporation, 251 Thames St., No. 8, Bristol, RI 02809.
2 The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
3 Applicable percentage of ownership is based on 500,000 shares outstanding as of November 8, 2005.